                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       TELEPHONE AND DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
          N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
          N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
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    (4) Proposed maximum aggregate value of transaction:
          N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
          N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
          N/A
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    (3) Filing Party:
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        ------------------------------------------------------------------------
    (4) Date Filed:
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        ------------------------------------------------------------------------

TELEPHONE AND DATA SYSTEMS, INC.
30 North LaSalle Street
Suite 4000
Chicago, Illinois 60602
Phone: (312) 630-1900
Fax: (312) 630-1908

                                                                      [TDS LOGO]

                                           April 14, 1999

Dear Fellow Shareholders:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders on Friday, May 14, 1999, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium (the "Annual Meeting"). At the meeting, we will report on the plans and accomplishments of Telephone and Data Systems, Inc.

    The formal notice of the meeting, the Board of Directors' Proxy Statement and 1998 Annual Report are enclosed. At the 1999 Annual Meeting, shareholders are being asked to (i) elect two Class I directors and four Class III directors,
(ii) approve the Company's 1999 Employee Stock Purchase Plan, and (iii) ratify the selection of independent public accountants for the current fiscal year. The Board of Directors recommends a vote "FOR" the nominees for election as directors and each of the proposals.

    The Board of Directors and members of our management team will be at the Annual Meeting to meet with shareholders and discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy card(s), whether or not you plan to attend the meeting.

    If you have any questions prior to the Annual Meeting, please call Corporate Relations at (312) 630-1900.

    We look forward to visiting with you at the Annual Meeting.

                               Very truly yours,

          [SIGNATURE]                   [SIGNATURE]

LeRoy T. Carlson                        LeRoy T. Carlson, Jr.
Chairman                                President and Chief Executive Officer

                 PLEASE HELP US AVOID THE EXPENSE OF FOLLOW-UP
                       PROXY MAILINGS TO SHAREHOLDERS BY
           SIGNING AND RETURNING THE ENCLOSED PROXY CARD(S) PROMPTLY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

      TO THE SHAREHOLDERS OF

                        TELEPHONE AND DATA SYSTEMS, INC.

    The 1999 Annual Meeting of Shareholders of Telephone and Data Systems, Inc., a Delaware corporation (the "Company" or "TDS"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium on Friday, May 14, 1999 at 10:00 a.m., Chicago time, for the following purposes:

    1. To elect two Class I members and four Class III members of the Board of Directors. The Board of Directors recommends that shareholders vote FOR the Board of Directors' nominees for Class I director and Class III director.

    2. To consider and approve the Company's 1999 Employee Stock Purchase Plan. The Board of Directors recommends that shareholders vote FOR this proposal.

    3. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ended December 31, 1999. The Board of Directors recommends that shareholders vote FOR this proposal.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    This Notice of Annual Meeting and Proxy Statement is first being mailed to shareholders on or about April 14, 1999. The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. Proxies given pursuant to this solicitation may be revoked at any time prior to the closing of polls at the Annual Meeting (by written notice to the Secretary of the Company or attendance at the Annual Meeting of Shareholders and notice to the Secretary of such revocation). Once the polls are closed, however, proxies may not be retroactively revoked.

    If you hold more than one class of the Company's shares, you will find enclosed a separate proxy card for each holding. To assure that all of your shares are represented, please return a proxy printed in black ink for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS Tax-Deferred Savings Plan; a proxy card printed in green ink for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan; a proxy card printed in red ink for Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N); and a proxy card printed in blue ink for Preferred Shares issued after October 31, 1981 (Series O, S, U, DD, EE, GG, II, JJ, KK, LL, QQ, SS and TT).

    On March 26, 1999, the Company had outstanding and entitled to vote 54,423,142 Common Shares, par value $.01 per share (excluding 619,083 Common Shares held by the Company and 484,012 Common Shares held by a subsidiary of the Company); 6,949,904 Series A Common Shares, par value $.01 per share; and 240,286 Preferred Shares, par value $.01 per share. Except as set forth in the next paragraph, each of the outstanding Common Shares and Preferred Shares is entitled to one vote on all matters to come before the Annual Meeting and each of the outstanding Series A Common Shares is entitled to ten votes on all matters to come before the Annual Meeting. Accordingly, the voting power of all outstanding Series A Common Shares was 69,499,040 votes, and the total voting power of all outstanding shares of all classes of capital stock was 124,162,468 votes at March 26, 1999.

    With respect to the election of directors at the Annual Meeting, the holders of Common Shares and holders of the Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N), voting as a group (collectively, the "Common Holders"), will be entitled to elect one Class III director. The holders of Series A Common Shares and the holders of the Preferred Shares issued after October 31, 1981 (Series O, S, U, DD, EE, GG, II, JJ, KK, LL, QQ, SS and TT), voting as a group (collectively, the "Series A Holders"), will be entitled to elect two Class I directors and three Class III directors. The Voting Trust under Agreement dated June 30, 1989, as amended, (the "TDS Voting Trust") holds 6,351,116 Series A Common Shares, representing approximately 91.4% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust has the voting power to elect all of the directors elected by the Series A Holders of the Company and has approximately 51.2% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust as a Series A Holder will elect two Class I directors and three Class III directors at the Annual Meeting. The TDS Voting Trust has advised the Company that it intends to vote FOR the Company's nominees for election as Class I directors and Class III directors and FOR each of the other proposals.

                               VOTING INFORMATION

    The Common Holders may, with respect to the election of the Class III director to be elected by the Common Holders, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. The Series A Holders may, with respect to the election of the Class I directors and the Class III directors to be elected by the Series A Holders, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to the proposal to approve the 1999 Employee Stock Purchase Plan, (i) vote FOR approval, (ii) vote AGAINST approval, or (III) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on such proposal. The Board of Directors recommends a vote FOR the Board of Director's nominees for Class I and Class III directors, FOR the approval of the 1999 Employee Stock Purchase Plan and FOR the ratification of the selection of Arthur Andersen LLP. All properly executed and unrevoked proxies received in the accompanying form in time for the 1999 Annual Meeting of Shareholders will be voted in the manner directed therein. If no direction is made, a proxy by any shareholder will be voted FOR the election of the Board of Director's nominees to serve as Class I and Class III directors, FOR the approval of the 1999 Employee Stock Purchase Plan and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999.

    The election of the Class III director to be elected by the Common Holders requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such director at the Annual Meeting. Accordingly, if a quorum exists, the person receiving a plurality of the votes of the Common Holders with respect to the election of such Class III director will be elected to serve as a Class III director. A majority of the votes entitled to be cast with respect to the election of such Class III director by such voting group constitutes a quorum for action on such proposal. Withheld votes and non-votes with respect to the election of such Class III director will not affect the outcome of the election of such director.

    The election of the Class I directors and Class III directors to be elected by the Series A Holders requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such directors at the Annual Meeting. Accordingly, if a quorum exists, each person receiving a plurality of the votes of the Series A Holders with respect to the election of such Class I director and each Class III director will be elected to serve as a Class I director or Class III director, respectively. A majority of the votes entitled to be cast with respect to the election of such Class I or Class III directors by such voting group constitutes a quorum for action on such proposal. Withheld and non-votes with respect to the election of such Class I or Class III directors will not affect the outcome of the election of such Class I or Class III directors.

    If a quorum is present at the Annual Meeting, the proposal to approve the 1999 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of all shares of capital stock of the Company voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    Assuming a quorum exists, the approval of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999 requires that the affirmative vote of a majority of the voting power of all shares of capital stock of the Company present in person or represented by proxy and entitled to vote with respect to such matter. A majority of the votes entitled to be cast on the proposal constitutes a quorum for action on that proposal. Abstentions will be treated as votes against this proposal. Non-votes will not affect the determination of whether such proposal is approved for purposes of such vote.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Each year, one class is elected to serve for three years. At the 1999 Annual Meeting of Shareholders, four Class III directors will be elected for a term of three years or until their successors are elected and qualified. In addition, two Class I directors, who were appointed to the Board of Directors since the 1998 Annual Meeting, are being submitted for approval by shareholders for the remainder of their unexpired terms. The Board of Director's nominees for election as Class I directors and Class III directors are identified in the tables below. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

                   CLASS I DIRECTORS-TERMS TO EXPIRE IN 2000
                   NOMINEES FOR ELECTION BY SERIES A HOLDERS

    The following persons, if elected at the 1999 Annual Meeting of Shareholders, will complete their terms as Class I directors until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified:

                                                                     POSITION WITH TDS                                SERVED AS
             NAME                   AGE                           AND PRINCIPAL OCCUPATION                         DIRECTOR SINCE
------------------------------      ---      ------------------------------------------------------------------  -------------------
James Barr, III...............          59   Director of the Company and President of TDS Telecommunications            1990
                                             Corporation
Sandra L. Helton..............          49   Director and Executive Vice President-Finance and Chief Financial      November 1998
                                             Officer of the Company

    James Barr, III has been President and Chief Executive Officer and a director of TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies, for more than five years. Mr. Barr is also a director of Aerial Communications, Inc. (Nasdaq Stock Market: "AERL"), a subsidiary of the Company which offers broadband personal communications services ("Aerial"). Mr. Barr was elected as a Class I director by the Board of Directors on July 10, 1998 to fill a vacancy created by the resignation from the Board of Directors of Mr. Donald R. Brown. Immediately prior thereto, Mr. Barr's term as a Class II director had expired at the 1998 Annual Meeting of Shareholders.

    Sandra L. Helton joined the Company as Executive Vice President-Finance and Chief Financial Officer in August 1998. Prior to joining the Company, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated for more than five years. At Corning Incorporated, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997, and was Vice President and Treasurer between 1991 and 1994. Pursuant to the terms of Ms. Helton's employment letter agreement, dated August 7, 1998, Ms. Helton was appointed as a Class I director by the Board of Directors in November 1998 to fill a vacancy created by the resignation from the Board of Directors of Rudolph
E. Hornacek. Ms. Helton is also a director of United States Cellular Corporation (AMEX: "USM"), a subsidiary of the Company which operates and invests in cellular telephone companies and properties ("U.S. Cellular"), TDS Telecom and Aerial.

                  CLASS III DIRECTORS-TERMS TO EXPIRE IN 2002
                     NOMINEE FOR ELECTION BY COMMON HOLDERS

    The following person, if elected at the 1999 Annual Meeting of Shareholders, will serve as a Class III director until the 2002 Annual Meeting of Shareholders or until his successor is elected and qualified:

                                                                        POSITION WITH TDS
             NAME                   AGE                             AND PRINCIPAL OCCUPATION
------------------------------      ---      -----------------------------------------------------------------------
Herbert S. Wander.............          64   Director of the Company and Partner, Katten, Muchin & Zavis, Chicago,
                                             Illinois

                                   SERVED AS
             NAME               DIRECTOR SINCE
------------------------------  ---------------
Herbert S. Wander.............          1968

    Mr. Herbert S. Wander has had the principal occupation indicated for more than five years. Mr. Wander is currently a Class III director and was previously elected by the Common Holders.

    The law firm of Katten, Muchin & Zavis from time to time provided legal services to TDS on a non-regular and insubstantial basis.

                   NOMINEES FOR ELECTION BY SERIES A HOLDERS

    The following persons, if elected at the 1999 Annual Meeting of Shareholders, will serve as Class III directors until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified:

                                                                        POSITION WITH TDS
             NAME                   AGE                             AND PRINCIPAL OCCUPATION
------------------------------      ---      -----------------------------------------------------------------------
LeRoy T. Carlson..............          82   Director and Chairman of the Company
Walter C. D. Carlson..........          45   Director of the Company and Partner, Sidley & Austin, Chicago, Illinois
Letitia G. C. Carlson.........          38   Director of the Company, Medical Doctor and Assistant Professor at
                                             George Washington University Medical Center

                                   SERVED AS
             NAME               DIRECTOR SINCE
------------------------------  ---------------
LeRoy T. Carlson..............          1968
Walter C. D. Carlson..........          1981
Letitia G. C. Carlson.........          1996

    Messrs. LeRoy T. Carlson and Walter C. D. Carlson and Dr. Letitia G. C. Carlson have had the principal occupations indicated for more than five years.

    Mr. LeRoy T. Carlson is the father of Messrs. LeRoy T. Carlson, Jr. and Walter C. D. Carlson and Dr. Letitia G. C. Carlson.

    Each of Messrs. LeRoy T. Carlson and Walter C. D. Carlson and Dr. Letitia G.
C. Carlson are currently Class III directors and were previously elected by the Series A Holders.

    The law firm of Sidley & Austin provided legal services to TDS in 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES FOR
     DIRECTOR.

OTHER DIRECTORS

                   CLASS I DIRECTORS-TERMS TO EXPIRE IN 2000

    The following persons are current Class I directors whose terms will expire at the 2000 Annual Meeting:

                                                                        POSITION WITH TDS
             NAME                   AGE                             AND PRINCIPAL OCCUPATION
------------------------------      ---      -----------------------------------------------------------------------
George W. Off.................          52   Director of the Company and Chairman of the Board of Directors of
                                             Catalina Marketing Corporation
Martin L. Solomon.............          62   Director of the Company and Chairman and Chief Executive Officer of
                                             American Country Holdings, Inc.

                                   SERVED AS
             NAME               DIRECTOR SINCE
------------------------------  ---------------
George W. Off.................          1997
Martin L. Solomon.............          1997

    George W. Off was elected in July 1998 as the Chairman of the Board of Directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, which he was instrumental in founding in 1983. Mr. Off served as President and Chief Executive Officer of Catalina from 1994 to 1998. Prior to that, Mr. Off was President and Chief Operating Officer between 1992 and 1994, and its Executive Vice President between 1990 and 1992. Catalina is a leading supplier of in-store electronic scanner-activated consumer promotions.

    Martin L. Solomon has been Chairman and Chief Executive Officer and a director of American Country Holdings, Inc., an insurance holding company, since June 1997. Prior to that time, Mr. Solomon had been occupied primarily as a private investor since 1990. He is the former Vice Chairman and Director of Great Dane Holdings, Inc. and, in addition to TDS and American Country Holdings, Inc., is currently the director of three public companies: XTRA Corporation, a lessor of truck trailers, marine containers and other equipment; Hexcel Corporation, a manufacturer of composite materials; and MFN Financial Corp., a finance company.

    Messrs. Off and Solomon are currently Class I directors of the Company. Mr. Off was elected by the Series A Holders. Mr. Solomon was elected by the Common Holders.

                   CLASS II DIRECTORS-TERMS TO EXPIRE IN 2001

    The following persons are current Class II directors whose terms will expire at the 2001 Annual Meeting of Shareholders:

                                                                        POSITION WITH TDS
             NAME                   AGE                             AND PRINCIPAL OCCUPATION
------------------------------      ---      -----------------------------------------------------------------------
Kevin A. Mundt................          45   Director of the Company and Director and Vice President of Mercer
                                             Management Consulting
Murray L. Swanson.............          58   Director of the Company and Managing Director and Chief Executive
                                             Officer of Sonera Corporation U.S.
LeRoy T. Carlson, Jr..........          52   Director and President of the Company (Chief Executive Officer)
Donald C. Nebergall...........          70   Director and Consultant to the Company and other companies

                                   SERVED AS
             NAME               DIRECTOR SINCE
------------------------------  ---------------
Kevin A. Mundt................          1997

Murray L. Swanson.............          1983

LeRoy T. Carlson, Jr..........          1968
Donald C. Nebergall...........          1977

    Kevin A. Mundt has been Director and Vice President of Mercer Management Consulting, a management consulting firm, since 1997. Prior to that time, he was a co-founder, and had been a director since 1984, of Corporate Decisions, Inc., a strategy consulting firm, which merged with Mercer Management Consulting in 1997.

    Murray L. Swanson has been the Managing Director and Chief Executive Officer of Sonera Corporation U.S., a subsidiary of Sonera, Ltd., a telecommunications company organized under the laws of Finland, since October 1998. Prior to the appointment of Ms. Helton as the Company's Executive Vice President and Chief Financial Officer in August 1998, Mr. Swanson was the Company's Executive Vice President-Finance and Chief Financial Officer for more than five years. Pursuant to an Employment Agreement, Mr. Swanson continued to be employed by the Company until December 1998, at which time he retired from the Company. The Employment Agreement permitted Mr. Swanson to accept employment with Sonera prior to his retirement date with the Company. Mr. Swanson served as a director of U.S. Cellular, Aerial and TDS Telecom until his resignation from the Board of Directors of TDS Telecom in September 1998 and the Board of Directors of each of U.S. Cellular and Aerial in October 1998.

    LeRoy T. Carlson, Jr., has been the Company's President and Chief Executive Officer for more than five years. Mr. LeRoy T. Carlson, Jr. is also Chairman and a director of U.S. Cellular, Aerial and TDS Telecom. Mr. LeRoy T. Carlson, Jr. is the son of Mr. LeRoy T. Carlson, and the brother of Mr. Walter C. D. Carlson and Dr. Letitia G. C. Carlson.

    Donald C. Nebergall has been a consultant to the Company and other companies since 1988. Mr. Nebergall was Vice President of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the Chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its President from 1972 to 1982.

    Messrs. Mundt, Swanson, Carlson and Nebergall are currently Class II directors of the Company. Messrs. Mundt and Swanson were previously elected by the Common Holders. Messrs. Carlson and Nebergall were previously elected by the Series A Holders.

COMMITTEES AND MEETINGS

    The Board of Directors of the Company held 13 meetings during 1998. Each person who was a director during all of 1998 attended at least 75% of the meetings.

    The Board of Directors does not have a formal nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The current members of the Audit Committee are:
Messrs. Walter C. D. Carlson (Chairman), George W. Off and Herbert S. Wander. The Audit Committee held 4 meetings in 1998. Each person who was a member of the Audit Committee during 1998 attended at least 75% of the meetings.

    The Stock Option Compensation Committee approves the annual salary, bonus and other cash compensation for the President, considers and approves long-term compensation for executive officers and considers and recommends to the Board of Directors any changes to long-term compensation plans or policies. The current members of the Stock Option Compensation Committee are: Mr. George W. Off (Chairman) and Dr. Letitia G. C. Carlson. All meetings and other actions of the Stock Option Compensation Committee in 1998 were attended or taken by at least 75% of the members.

    The primary function of the Compensation Committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. The sole member of the Compensation Committee is LeRoy
T. Carlson, Jr., President of TDS. All actions of the Compensation Committee are taken by written consent.

    In late 1998, the Board of Directors established a Special Committee consisting of all directors of TDS other than Mr. Murray L. Swanson (the "Special Committee"). The Special Committee was authorized to consider various alternatives with respect to TDS's investment in Aerial, including a spin-off of Aerial, and to make its recommendation to the TDS Board of Directors. The TDS Board of Directors believed that the consideration of such alternatives may involve confidential and privileged information relating to TDS's investment in Aerial, which might involve a conflict of interest with Sonera Ltd. Since Mr. Swanson is the Managing Director and CEO of Sonera Corporation U.S., a subsidiary of Sonera Ltd, the Board of Directors determined that it would be desirable to establish a committee consisting of all directors other than Mr. Swanson to consider such alternatives. The Special Committee held two meetings in 1998. All of the members of the Special Committee attended at least 75% of the meetings held in 1998.

                                   PROPOSAL 2
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the 1999 Employee Stock Purchase Plan of the Company (the "Plan").

    The purpose of the Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Plan was adopted by the Board of Directors of the Company (the "Board") and will become effective July 1, 1999. The Plan is subject to the approval of the shareholders of the Company within twelve months before or after its adoption by the Board. The Plan will be administered by a three-person committee (the "Committee") composed of persons who are ineligible to participate in the Plan. Subject to the express provisions of the Plan, the Committee will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Plan (unless certain changes occur in the Company's capital structure as described in the Plan), or that would otherwise require shareholder approval under applicable law.

    The Plan will terminate on December 31, 2002 (the "Termination Date"), or, if earlier, upon the purchase by participants of all shares that may be issued under the Plan or any earlier time in the discretion of the Board. The Plan is comprised of two "Offering Periods," the first of which is an 18-month period beginning on July 1, 1999 and ending on December 31, 2000, and the second of which is a 24-month period beginning on January 1, 2001 and ending on December 31, 2002. Each Offering Period is comprised of consecutive quarterly "Purchase Periods," the last day of each of which is a "Purchase Date." In addition, the date on which the Plan terminates will be treated as a "Purchase Date" under the Plan and the last day of an "Offering Period."

    In general, participation in the Plan is available to any Eligible Employee (as hereinafter defined) of the Company or any of its subsidiaries that has adopted the Plan with the prior approval of the Company (a "participating subsidiary"). For purposes of the preceding sentence, an "Eligible Employee" is any employee of the Company or a participating subsidiary, other than a leased employee (within the meaning of section 414(n) of the Code). Each Eligible Employee can enroll in the Plan as of the first entry date as of which the Eligible Employee completes the Plan's eligibility service requirement, or can enroll as of any later date. The Plan's eligibility service requirement is satisfied if an employee completes at least three months of continuous service with the Company or any subsidiary thereof (regardless of whether the subsidiary is a participating subsidiary). Under the Plan, an entry date occurs on July 1, 1999 and the first day of each subsequent calendar month. Upon enrollment, an Eligible Employee will become a "Participant" in the Plan. Approximately 9,000 employees will be eligible to participate in the Plan as of January 1, 1999.

    For each Offering Period, each Eligible Employee will be granted an option under the Plan, as of the first day of the Offering Period, or if later, the first entry date on which the Eligible Employee is eligible to enroll in the Plan (a "grant date"), to purchase a number of Common Shares equal to (x) $25,000, multiplied by (y) the number of full or partial calendar years in the Offering Period (as hereinafter defined), divided by (z) the closing price of a Common

Share on the American Stock Exchange on the grant date (or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day). However, no Eligible Employee will be granted an option under the Plan to purchase Common Shares if such Eligible Employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any of its subsidiaries.

    The maximum number of shares available for purchase under the Plan will be 210,000, subject to adjustment in the event of certain changes to the Company's capital structure, as described in the Plan.

    As of the entry date on which an Eligible Employee enrolls as a Participant in the Plan, the Participant will make an election specifying his chosen rate of payroll deduction contributions in an amount not less than one and not more than 15 percent of the Participant's compensation (as defined in the Plan) for each payroll period, effective as soon as administratively practicable after such election is made. A Participant will have the right to elect to increase or decrease his or her designated rate of payroll deductions under the Plan from time to time, in the manner prescribed by the Committee. In addition, a Participant can elect to withdraw from participation in the Plan for the remainder of an Offering Period, as described below.

    The Committee will cause to be established a separate "Employee Stock Purchase Account" on behalf of each Participant to hold payroll deduction contributions made under the Plan. Subject to a Participant's right to withdraw for an Offering Period as described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of Common Shares determined by dividing the balance of such account as of such date by the Purchase Price of a Common Share on such date. The "Purchase Price" under the Plan on a Purchase Date is 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the next preceding trading day, rounded up to the nearest whole cent. The number of Common Shares to be purchased on a Purchase Date will be rounded to the nearest one ten-thousandth of a share (or such other fractional interest determined by the Committee).

    Notwithstanding the foregoing, the number of Common Shares to be purchased by a Participant on a Purchase Date will be limited to the extent necessary so that the Participant's right to purchase Common Shares under the Plan and shares under all other employee stock purchase plans maintained by the Company or any of its subsidiaries does not accrue at a rate exceeding $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which the option is outstanding, determined in accordance with section 423(b)(8) of the Code. If any portion of a Participant's Employee Stock Purchase Account cannot be applied to purchase Common Shares on a Purchase Date as a result of this limitation, such amount will remain credited to such account and will be available to purchase Common Shares as of the next Purchase Date; provided that, if such Purchase Date is on the last day of an Offering Period, the balance of such account will promptly be refunded to the Participant.

    If, as of a Purchase Date, the number of Common Shares to be purchased on behalf of all Participants collectively exceeds the number of Common Shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant on the Purchase Date will be proportionately reduced in the manner described in the Plan. Amounts credited to a Participant's Employee Stock Purchase Account that are not applied to purchase Common Shares as a result of this limitation will promptly be refunded to the Participant.

    A Stock Account will be established on behalf of each Participant in the Plan by a custodian selected by the Company. As of each Purchase Date, each Participant's Stock Account will be credited with the number of whole and fractional shares purchased on the Participant's behalf under the Plan on such date. Shares credited to a Participant's Stock Account will be held by the custodian as nominee. The custodian will establish procedures pursuant to which a Participant can elect that shares credited to such account be registered in the name of the Participant (or jointly in the name of a Participant and one other person), and that certificates representing such shares be issued to the Participant.

    Prior to the end of any Offering Period, a Participant can elect to withdraw from the Plan for the remainder of the Offering Period. A Participant's election to withdraw for an Offering Period will be made in the time and manner prescribed by the Committee. Upon withdrawal from the Plan, the balance of the Participant's Employee Stock Purchase Account promptly will be refunded to the Participant. A Participant who withdraws for an Offering Period will not be eligible to elect to recommence participation in the Plan until the next Offering Period.

    In the event of a Participant's termination of employment on account of retirement or death, the balance of the Participant's Employee Stock Purchase Account will be applied to purchase Common Shares on the next Purchase Date unless the Participant (or the Participant's estate) elects to withdraw from the Plan in the time and manner prescribed by the Committee. In the event of the termination of the Participant's employment for any other reason, the Participant's participation in the Plan will cease, and the balance of the Participant's Employee Stock Purchase Account promptly will be refunded to the Participant. Special rules apply in the event a Participant's employment is transferred from the Company or a participating subsidiary to a non-participating subsidiary.

    The Company believes that the Plan qualifies under section 423 of the Code as an employee stock purchase plan. Under section 423 the Participant does not recognize any taxable income at the time Common Shares are purchased under the Plan. The following is a brief summary of the federal income tax consequences under the Plan.

    If a Participant disposes of Common Shares purchased under the Plan within two years of the grant date (as defined above) or within one year after an applicable Purchase Date, whichever is later (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the shares. The Participant's cost basis in the shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for 12 months or less is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

    If a Participant disposes of Common Shares purchased under the Plan two years or more after the grant date or one year or more after the applicable Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of (i) the excess of the fair market value of the Common Shares on the grant date over the option price of the shares (in this case, 85 percent of the closing price for such shares on the American Stock Exchange) on the grant date, and (ii) the excess of the amount realized over the Purchase Price of the Common Shares. The Participant's cost basis in the shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize capital loss in the amount of the difference between the Purchase Price and the amount realized.

    The Company will not be entitled to a deduction for any excess of the fair market value of the Common Shares over the Purchase Price, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying disposition.

    The Company has not provided a table of new plan benefits since the benefits to executive officers is not determinable. The benefits will depend on the number of Common Shares which the executive officers will subscribe for, if any, under the plan and the future price of such shares.

    This description of the Plan is a summary only and is qualified by the terms of the Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                               EXECUTIVE OFFICERS

    In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of the Company and its subsidiaries who may be deemed to be executive officers of the Company for disclosure purposes under the rules of the Securities and Exchange Commission. Unless otherwise indicated, the position held is an office of the Company.

                NAME                      AGE                                          POSITION
------------------------------------      ---      ---------------------------------------------------------------------------------

H. Donald Nelson....................          65   President and CEO of United States Cellular Corporation

Donald W. Warkentin.................          43   President and CEO of Aerial Communications, Inc.

Scott H. Williamson.................          48   Senior Vice President-Acquisitions and Corporate Development

Michael K. Chesney..................          43   Vice President-Corporate Development

George L. Dienes....................          68   Vice President-Corporate Development

C. Theodore Herbert.................          63   Vice President-Human Resources

Rudolph E. Hornacek.................          71   Vice President-Engineering

Peter L. Sereda.....................          40   Vice President and Treasurer

Mark A. Steinkrauss.................          53   Vice President-Corporate Relations

Edward W. Towers....................          51   Vice President-Corporate Development & Operations

James W. Twesme.....................          46   Vice President-Corporate Finance

Byron A. Wertz......................          52   Vice President-Corporate Development

Gregory J. Wilkinson................          48   Vice President and Controller

Michael G. Hron.....................          54   Secretary

    H. Donald Nelson has served as a director and the President and Chief Executive Officer of U.S. Cellular for more than five years.

    Donald W. Warkentin was appointed a director and President and Chief Executive Officer of Aerial in 1995. Prior to that time, Mr. Warkentin was Vice President of Multimedia Marketing for US West Communications from 1994 to 1995. Before that, Mr. Warkentin was Head of Marketing for Mercury One-2-One in the United Kingdom, the world's first PCS venture.

    Scott H. Williamson was appointed Senior Vice President-Acquisitions and Corporate Development of the Company in February 1998. Prior to that time, he was Vice President-Acquisitions of the Company since 1995. Immediately before joining the Company, Mr. Williamson was Vice President, Corporate Development of FMC Corporation, a manufacturer of machinery and chemicals, between 1993 and 1995.

    Michael K. Chesney was appointed a Vice President-Corporate Development of the Company in 1994. Prior to that, he was Director of Corporate Development of the Company for more than five years.

    George L. Dienes has been a Vice President-Corporate Development of the Company for more than five years.

    C. Theodore Herbert has been Vice President-Human Resources of the Company for more than five years.

    Rudolph E. Hornacek has been Vice President-Engineering of the Company for more than five years. He was a director of TDS until his resignation in November 1998. He is currently director emeritus of TDS. Mr. Hornacek is a director of TDS Telecom and Aerial.

    Peter L. Sereda joined the Company and was appointed Vice President and Treasurer of the Company in February 1998. Prior to joining the Company, he was employed by Specialty Foods Corporation, a privately held company which produces meat and bakery products, between 1994 and 1998. At Specialty Foods Corporation, Mr. Sereda was Vice President of Finance-Operations between 1997 and 1998, and was Vice President and Treasurer between 1994 and 1997. Prior to that time, Mr. Sereda was employed by Duchossois Industries, Inc., a privately-held diversified manufacturing company, between 1986 and 1994, and was its Treasurer between 1990 and 1994.

    Mark A. Steinkrauss was appointed Vice President-Corporate Relations of the Company in March 1998. Prior to joining the Company, Mr. Steinkrauss was employed by Fruit of the Loom, Inc., an international apparel company, for more than five years. At Fruit of the Loom, Mr. Steinkrauss was Vice President, Corporate Relations, between 1993 and 1998, and was Vice President, Investor Relations, between 1992 and 1993.

    Edward W. Towers was appointed Vice President-Corporate Development and Operations of the Company in 1997. Immediately prior thereto, Mr. Towers was Vice President-Market and Business Development of U.S. Cellular for more than five years.

    James W. Twesme was appointed Vice President-Corporate Finance of the Company in January 1999. Immediately prior thereto, Mr. Twesme was Assistant Treasurer of the Company for more than five years.

    Byron A. Wertz was appointed a Vice President-Corporate Development of the Company in 1994. Prior to that, he was Director-Telecommunications Development of the Company for more than five years. Mr. Wertz is the nephew of LeRoy T. Carlson and the cousin of each of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Letitia G. C. Carlson.

    Gregory J. Wilkinson was appointed a Vice President of the Company in 1993. He has been the Controller of the Company for more than five years.

    Michael G. Hron has been the Secretary of the Company for more than five years. He has been a partner at the law firm of Sidley & Austin for more than five years.

    All of TDS' executive officers devote substantially all of their time to the Company or its subsidiaries, except for Michael G. Hron who is a practicing attorney.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes the compensation paid by TDS to the President and chief executive officer of TDS and certain other executive officers of the Company and its subsidiaries other than the chief executive officer. Due to the fact that certain 1998 bonuses have not yet been finalized, the Company is reporting the four most highly compensated executive officers in addition to the President and chief executive officer.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                  LONG-TERM COMPENSATION
                                                                        ------------------------------------------
                                                                                   AWARDS
                                         ANNUAL COMPENSATION            -----------------------------    PAYOUTS
                                -------------------------------------   RESTRICTED      SECURITIES      ----------
   NAME AND PRINCIPAL                                  OTHER ANNUAL        STOCK        UNDERLYING         LTIP         ALL OTHER
         POSITION         YEAR  SALARY(2)   BONUS(3)  COMPENSATION(4)   AWARD(S)(5)   OPTIONS/SARS(6)   PAYOUTS(7)   COMPENSATION(8)
------------------------  ----  ---------   --------  ---------------   -----------   ---------------   ----------   ---------------
LeRoy T. Carlson........  1998  $ 418,000   $  --         --               --              57,420           --           $70,019
  Chairman                1997    381,000    160,000      --               --               8,295           --            67,956
                          1996    347,000    135,000      --               --               9,367           --            68,467

LeRoy T. Carlson, Jr....  1998  $ 570,000   $  --         --               --              81,900           --           $28,287
  President (chief        1997    515,000    270,000      --               --              11,770           --            22,894
  executive officer)      1996    440,000    250,000      --               --              13,233           --            22,047

James Barr III..........  1998  $ 359,000   $112,500      --               --             --             $ 327,410       $34,108
  President of TDS        1997    325,000    183,500      --               --             --                --            34,777
  Telecommunications      1996    295,512    100,000      --               --             --                --            35,214
  Corporation

H. Donald Nelson(9).....  1998  $ 371,589   $232,000      $--            $995,300          17,000           --           $39,788
  President of United     1997    337,709    135,000       8,438          254,837          25,178           --            34,468
  States Cellular         1996    306,672    145,000      --               --               8,560           --            26,748
  Corporation

Donald W.                 1998  $ 300,586   $101,165      --               --              30,850           --           $27,245
  Warkentin(10).........  1997    283,011    109,313      --               --             255,112           --            24,817
  President of Aerial     1996    238,996    264,372      --               --               9,526           --            12,682
  Communications, Inc.

------------

(1) Does not include the discount amount under any dividend reinvestment plan or any employee stock purchase plan since such plans are generally available to all eligible shareholders or salaried employees, respectively. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(2) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(3) Represents the dollar value of bonus (cash and non-cash) earned (whether received in cash or deferred) by the named executive officer for 1998, 1997 and 1996. Bonuses for 1998 have not yet been determined for Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr. See "Executive Officer Compensation Report."

(4) Represents the fair market value of phantom stock units credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Stock Unit Match." Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr. have deferred 100% of their 1998 bonuses pursuant to the TDS 1998 Long-Term Incentive Plan. Since the bonuses for 1998 have not yet been determined for Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr., the dollar value of the Company match phantom stock units cannot be determined at this time for such persons.

(5) Represents the value of bonus stock and restricted stock (based on the closing price of USM Common Shares on the date of grant) awarded to Mr. Nelson in 1998.

(6) Represents the number of shares subject to stock options ("Options") and/or stock appreciation rights ("SARs") awarded during the fiscal year identified. Unless otherwise indicated by footnote, the awards represent Options without tandem SARs and relate to TDS Common Shares. In the case of
    H. Donald Nelson, the amounts represent the number of USM shares subject to Options and/or SARs awarded during the fiscal year identified. In the case of Donald W. Warkentin, the amount for 1996 represents TDS Common Shares subject to Options and the amounts in 1997 and 1998 represent AERL Common Shares subject to Options.

(7) In 1998, Mr. Barr exercised options for an aggregate of 106,960 phantom stock units for 1995, 1996 and 1997, and received a net cash payment, prior to withholding taxes, of $327,410. See "TDS Telecom Phantom Incentive Option Plan."

(8) Includes contributions by the Company for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the TDS Employees' Pension Trust or the TDS Wireless Companies' Pension Plan ("Pension Plan"), including earnings accrued under a related supplemental benefit agreement, and the TDS Supplemental Executive Retirement Plan ("SERP"), the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 1998:

                                                         LEROY T. CARLSON,    JAMES BARR
                                      LEROY T. CARLSON          JR.               III       H. DONALD NELSON  DONALD W. WARKENTIN
                                      ----------------  -------------------  -------------  ----------------  -------------------
TDSP................................     $    2,880          $   2,880         $     969       $    4,800          $   4,800
Pension Plan........................         25,000              7,539            15,827            7,548              7,548
SERP................................         30,000             14,916            14,173           22,452             14,400
Life Insurance......................         12,139              2,952             3,139            4,988                497
                                           --------           --------       -------------       --------           --------
    Total...........................     $   70,019          $  28,287         $  34,108       $   39,788          $  27,245
                                           --------           --------       -------------       --------           --------
                                           --------           --------       -------------       --------           --------

(9) All of Mr. Nelson's compensation is paid by USM. Mr. Nelson's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of USM, and Mr. Nelson's long-term compensation is approved by the stock option compensation committee of USM.

(10) Mr. Warkentin was originally hired by TDS in 1995 but is now an employee of AERL. As an employee of AERL, Mr. Warkentin's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of AERL, and Mr. Warkentin's long-term compensation is approved by the stock option compensation committee of AERL. Mr. Warkentin's 1996 bonus includes a $150,000 signing bonus on his one-year anniversary date of his employment by AERL.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1998

                                                                                                            POTENTIAL REALIZABLE
                                                                                                                  VALUE AT
                                                                                                            ASSUMED ANNUAL RATES
                                                                                                                     OF
                                           NUMBER OF                                                            STOCK PRICE
                                           SECURITIES     % OF TOTAL                                          APPRECIATION FOR
                                           UNDERLYING    OPTIONS/SARS                                         OPTION TERMS(4)
                                          OPTIONS/SARS    GRANTED TO    EXERCISE    MARKET    EXPIRATION   ----------------------
                  NAME                     GRANTED(1)    EMPLOYEES(2)    PRICE     PRICE(3)      DATE          5%         10%
----------------------------------------  ------------   ------------   --------   --------   ----------   ----------  ----------
LeRoy T. Carlson(5).....................     17,820                      $ 39.75    $ 39.75     06/22/08   $  445,474  $1,128,920
               (6)......................     39,600                      $ 43.75    $ 43.75     11/05/07    1,089,560   2,761,159
                                          ------------                                                     ----------  ----------
    Total...............................     57,420         12.4%                                          $1,535,034  $3,890,079
                                          ------------                                                     ----------  ----------
                                          ------------                                                     ----------  ----------
LeRoy T. Carlson, Jr.(5)................     27,300                      $ 39.75    $ 39.75     06/24/08   $  682,461  $1,729,489
                  (6)...................     54,600                      $ 43.75    $ 43.75     11/05/07    1,502,272   3,807,052
                                          ------------                                                     ----------  ----------
    Total...............................     81,900         17.7%                                          $2,184,733  $5,536,541
                                          ------------                                                     ----------  ----------
                                          ------------                                                     ----------  ----------
H. Donald Nelson(7).....................     17,000         10.6%        $ 33.94    $ 33.94      3/31/08   $  362,860  $  919,558
Donald W. Warkentin(8)..................     30,850          4.5%        $  7.36    $  7.19     12/15/08   $  144,687  $  381,615

------------

(1) Represents the number of TDS shares underlying Options awarded during the year, except in the case of H. Donald Nelson, in which case the amount represents the number of USM shares underlying Options/SARs awarded during the fiscal year, and in the case of Donald W. Warkentin, in which case the amount represents the number of AERL shares underlying Options/SARs awarded during the fiscal year.

(2) Represents the percent of total TDS shares underlying Options awarded to all TDS employees during the fiscal year, except for H. Donald Nelson, in which case the percentage represents the percent of total USM shares underlying the total Options awarded to all USM employees during the fiscal year, and in the case of Donald W. Warkentin, in which case the percentage represents the percent of total AERL shares underlying the total Options awarded to all AERL employees during the fiscal year.

(3) Represents the fair market value of shares as of the award date.

(4) Represents the potential realizable value of each grant of Options, assuming that the market price of the shares underlying the Options appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(5) Pursuant to the TDS Long-Term Incentive Plan, on June 24, 1998, such named executive officers were granted options (the "1997 Performance Options") to purchase TDS Common Shares based on the achievement of certain levels of corporate and individual performance in 1997 as contemplated by the TDS Long-Term Incentive Plan. The purchase price per TDS Common Share subject to the 1997 Performance Options is the average of the closing price of the TDS Common Shares on the American Stock Exchange for the 20 trading days ended on the trading day immediately preceding June 24, 1998. The 1997 Performance Options became exercisable on December 15, 1998.

(6) Pursuant to the TDS Long-Term Incentive Plan, on November 10, 1998, such named executive officers were granted options (the "1998 Automatic Options") to purchase TDS Common Shares. The purchase price per TDS Common Share subject to 1998 Automatic Options is the closing price of the TDS Common Shares on the American Stock Exchange on November 5, 1997. The 1998 Automatic Options became exercisable one-third on December 15, 1998, and will become exercisable with respect to one-third on each of December 15, 1999 and December 15, 2000.

(7) Such USM Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, at the exercise price of $33.94 per share.

(8) Such AERL Options became exercisable on December 15, 1998, and are exercisable until December 15, 2008, at the exercise price of $7.36 per share.

    Mr. Barr did not receive any option grants in 1998. See "TDS Telecom Phantom Incentive Option Plan."

AGGREGATED OPTION/SAR EXERCISES IN 1998, AND DECEMBER 31, 1998 OPTION/SAR VALUE

                                                                                       AS OF DECEMBER 31, 1998
                                                                              -----------------------------------------
                                                                                                             VALUE OF
                                                                                  NUMBER OF SECURITIES      UNEXERCISED
                                                           1998                  UNDERLYING UNEXERCISED     IN-THE-MONEY
                                              ------------------------------        OPTIONS/SARS(3)         OPTIONS/SARS(4)
                                               SHARES ACQUIRED      VALUE     ----------------------------  -----------
                    NAME                       ON EXERCISE(1)    REALIZED(2)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE
--------------------------------------------  -----------------  -----------  -----------  ---------------  -----------
LeRoy T. Carlson
  1998 Automatic Options(5).................                                      13,200         26,400      $  15,708
  1997 Performance Options(6)...............                                      17,820         --             92,486
  1996 Performance Options(7)...............                                       8,295         --             59,475
  1995 Performance Options(8)...............                                       9,367         --             --
  1994 Performance Options(9)...............                                       9,476         --             64,626
  1994 Automatic Options(10)................                                      36,050         --             --
                                                                              -----------       -------     -----------
    Total...................................                                      94,208         26,400      $ 232,295
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------

LeRoy T. Carlson, Jr.
  1998 Automatic Options(5).................                                      18,200         36,400      $  21,658
  1997 Performance Options(6)...............                                      27,300         --            141,687
  1996 Performance Options(7)...............                                      11,770         --             84,391
  1995 Performance Options(8)...............                                      13,233         --             --
  1994 Performance Options(9)...............                                      13,114         --             89,437
  1994 Automatic Options(10)................                                      47,100         --             --
  1988 Options(11)..........................          8,371       $ 238,961       80,879         --          2,453,060
                                                                              -----------       -------     -----------
    Total...................................                                     211,596         36,400      $2,790,233
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------

James Barr III
  1990 Options(12)..........................                                      18,000          2,000      $  88,920
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------
H. Donald Nelson
  USM 1998 Automatic Options(13)............                                      --             17,000      $  --
  USM 1997 Automatic Options(14)............                                       3,400         13,600         43,350
  USM 1996 Performance Options(15)..........                                       8,178         --            110,567
  USM 1995 Performance Options(16)..........                                       7,960         --             27,064
  USM 1994 Performance Options(17)..........                                       9,136         --             79,209
  USM 1994 Automatic Options(18)............                                      28,200         --            162,150
  USM SARs(19)..............................                                      24,000         12,000        552,000
                                                                              -----------       -------     -----------
    Total...................................                                      80,874         42,600      $ 974,340
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------

Donald W. Warkentin
  TDS 1995 Performance Options(8)...........                                       9,526         --          $  --
  TDS 1995 Automatic Options(20)............                                      19,500         --            150,930
                                                                              -----------       -------     -----------
    Total TDS Options.......................                                      29,026         --          $ 150,930
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------

  AERL IPO Options(21)......................                                      64,129         42,754      $  --
  AERL Supplemental Options(22).............                                      62,700         41,800         --
  AERL 1997 Performance Options(23).........                                      30,850         --             --
  AERL 1996 Performance Options(24).........                                      43,729         --             35,420
                                                                              -----------       -------     -----------
    Total AERL Options......................                                     201,408         84,554      $  35,420
                                                                              -----------       -------     -----------
                                                                              -----------       -------     -----------


                    NAME                      UNEXERCISABLE
--------------------------------------------  -------------
LeRoy T. Carlson
  1998 Automatic Options(5).................    $  31,416
  1997 Performance Options(6)...............       --
  1996 Performance Options(7)...............       --
  1995 Performance Options(8)...............       --
  1994 Performance Options(9)...............       --
  1994 Automatic Options(10)................       --
                                              -------------
    Total...................................    $  31,416
                                              -------------
                                              -------------
LeRoy T. Carlson, Jr.
  1998 Automatic Options(5).................    $  43,316
  1997 Performance Options(6)...............       --
  1996 Performance Options(7)...............       --
  1995 Performance Options(8)...............       --
  1994 Performance Options(9)...............       --
  1994 Automatic Options(10)................       --
  1988 Options(11)..........................       --
                                              -------------
    Total...................................    $  43,316
                                              -------------
                                              -------------
James Barr III
  1990 Options(12)..........................    $   9,880
                                              -------------
                                              -------------
H. Donald Nelson
  USM 1998 Automatic Options(13)............    $  69,020
  USM 1997 Automatic Options(14)............      173,400
  USM 1996 Performance Options(15)..........       --
  USM 1995 Performance Options(16)..........       --
  USM 1994 Performance Options(17)..........       --
  USM 1994 Automatic Options(18)............       --
  USM SARs(19)..............................      276,000
                                              -------------
    Total...................................    $ 518,420
                                              -------------
                                              -------------
Donald W. Warkentin
  TDS 1995 Performance Options(8)...........    $  --
  TDS 1995 Automatic Options(20)............       --
                                              -------------
    Total TDS Options.......................    $  --
                                              -------------
                                              -------------
  AERL IPO Options(21)......................    $  --
  AERL Supplemental Options(22).............       --
  AERL 1997 Performance Options(23).........       --
  AERL 1996 Performance Options(24).........       --
                                              -------------
    Total AERL Options......................    $  --
                                              -------------
                                              -------------

------------

(1) Represents the number of TDS Common Shares with respect to which the Options or SARs were exercised.

(2) Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the average of the high and low price of the shares on the date of exercise.

(3) Represents the number of TDS Common Shares subject to Options and/or SARs, except for H. Donald Nelson, in which case the information is presented with respect to USM shares, and for Donald W. Warkentin, in which case the information is presented with respect to TDS shares and AERL shares, as indicated.

(4) Represents the aggregate dollar value of in-the-money, unexercised Options and SARs held at the end of the fiscal year, based on the difference between the exercise price and $44.94, the market value of TDS Common Shares on December 31, 1998 or, with respect to Options for USM shares, $38.00, the market value of USM Common Shares on December 31, 1998 or, with respect to Options for AERL shares, $5.75, the market value of AERL Common Shares on December 31, 1998.

(5) Such options became exercisable with respect to one-third of the shares on December 15, 1998, and will become exercisable with respect to one third of the shares on each of December 15, 1999 and December 15, 2000, and are exercisable until November 5, 2007 at the exercise price of $43.75 per share.

(6) Such options became exercisable on December 15, 1998 and are exercisable until June 22, 2008 at the exercise price of $39.75 per share.

(7) Such options became exercisable on December 15, 1997 and are exercisable until December 15, 2007 at the exercise price of $37.77 per share.

(8) Such options became exercisable on December 15, 1996 and are exercisable until December 15, 2006 at the exercise price of $47.60 per share.

(9) Such options became exercisable on December 15, 1995, and are exercisable until May 1, 2005 at the exercise price of $38.12 per share.

(10) Such options become exercisable in annual increments of 20% on each of December 15, 1995 and on the first through the fourth anniversaries of such date, and are exercisable until November 4, 2004 at the exercise price of $47.59 per share.

(11) Options for a total of 127,500 shares were granted on March 14, 1988 to become exercisable with respect to 12,750 shares on March 14 of each year between 1989 through 1998. Options for a total of 38,250 shares have been exercised prior to 1996. The unexercised 1988 Options are exercisable until March 14, 1999 at the exercise price of $14.61 per share.

(12) The 1990 Options were granted on January 15, 1990 to become exercisable with respect to 2,000 shares on January 15 of each year between 1991 through 1999, and are exercisable until January 15, 2001 at the exercise price of $40.00 per share.

(13) The USM 1998 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and are exercisable until March 31, 2008 at an exercise price of $33.94 per share.

(14) The USM 1997 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25 per share.

(15) USM 1996 Performance Options became exercisable on December 15, 1997 and are exercisable until May 1, 2007 at the exercise price of $24.48 per share.

(16) The USM 1995 Performance Options became exercisable on December 15, 1996 and are exercisable until May 1, 2006 at the exercise price of $34.60 per share.

(17) The USM 1994 Performance Options became exercisable on December 15, 1995 and are exercisable until May 1, 2005 at the exercise price of $29.33 per share.

(18) The USM 1994 Automatic Options become exercisable in annual increments of 20% on each of December 15, 1994, and on the first through the fourth anniversaries of such date, and are exercisable until November 9, 2004 at the exercise price of $32.25 per share.

(19) The USM SARs were granted in 1988 and are exercisable at the exercise price of $15.00 per share.

(20) In 1995, Mr. Warkentin was awarded options for 32,500 TDS Common Shares at an exercise price of $37.20. Such options were originally scheduled to become exercisable with respect to 6,500 TDS Common Shares on December 15 of 1995, 1996, 1997, 1998 and 1999. However, in February 1997, in partial consideration for the grant of options for 106,883 AERL Common Shares at an exercise price equal to AERL's initial public offering price of $17.00 per share, Mr. Warkentin agreed to the cancellation of options with respect to a total of 13,000 TDS Common Shares which would have become exercisable on December 15, 1998 and 1999.

(21) As discussed in note (20) above, the AERL IPO Options were granted at AERL's initial public offering price of $17.00 per share. They are immediately exercisable with respect to 21,377 AERL Common Shares, and become exercisable with respect to an additional 21,377 AERL Common Shares on each of December 15, 1997, 1998, 1999 and 2000, and expire on April 18, 2006.

(22) The AERL Supplemental Options were granted at an exercise price of $9.74 per share. Such options became immediately exercisable with respect to 20,900 AERL Common Shares on January 23, 1997, and become exercisable with respect to an additional 20,900 AERL Common Shares on each of December 15, 1997, 1998, 1999 and 2000, and expire on April 18, 2006.

(23) The AERL 1997 Performance Options became exercisable on December 15, 1998, and are exercisable until December 15, 2008, at the exercise price of $7.36 per share.

(24) The AERL 1996 Performance Options became exercisable on December 15, 1997, and are exercisable until December 15, 2007, at the exercise price of $4.94 per share.

TDS TELECOM PHANTOM INCENTIVE OPTION PLAN

    Mr. James Barr III participates in the TDS Telecommunications Corporation Phantom Stock Incentive Plan (the "TDS Telecom Plan"). The TDS Telecom Plan was adopted by TDS Telecom in 1997 and relates to the five-year period beginning on January 1, 1995. Under the TDS Telecom Plan, Mr. Barr was awarded certain phantom stock units by the Chairman of TDS Telecom. The award consists of automatic awards and performance awards. The automatic awards vest in five equal annual installments beginning on December 15, 1995. The performance awards include a corporate performance award and an individual performance award. The performance awards vest on December 15 of the year following the performance year to which they relate. When vested, the phantom stock option units may be exercised at an exercise price determined in accordance with the terms of the plan. All phantom stock unit options expire on July 1, 2003. Upon exercise of the phantom stock units, Mr. Barr will receive a cash payment equal to the difference between the exercise price and the implied value of the phantom stock unit as provided in the TDS Telecom Plan. In 1998, Mr. Barr exercised options for an aggregate of 106,960 phantom stock units for 1995, 1996, 1997 and 1998, and received a net cash payment, prior to withholding taxes, of $327,410. See "Summary Compensation Table."

    The following table summarizes the award of options for phantom stock units to Mr. Barr in 1998:

           TDS TELECOM PHANTOM STOCK PLAN-AWARDS IN LAST FISCAL YEAR

                                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                                                  NON-STOCK
                                                                                             PRICE-BASED PLANS(3)
                                NUMBER OF SHARES, UNITS   PERFORMANCE OR OTHER PERIOD   ------------------------------
NAME                              OR OTHER RIGHTS(1)     UNTIL MATURATION OR PAYOUT(2)    THRESHOLD (#)    TARGET (#)
------------------------------  -----------------------  -----------------------------  -----------------  -----------
James Barr III................            40,636                        1997                      -0-          22,558


NAME                             MAXIMUM (#)
------------------------------  -------------
James Barr III................       45,116

------------

(1) Represents the number of performance phantom stock option units which were granted with respect to 1997.

(2) Represents the fiscal year to which such phantom stock units relate.

(3) The minimum threshold number is zero since no performance options may be granted if threshold performance is not achieved. The target and maximum numbers represent the additional units which may be awarded at target or maximum performance, respectively.

PENSION PLANS AND SUPPLEMENTAL BENEFIT AGREEMENTS

    The Telephone and Data Systems, Inc. Employees' Pension Trust (the "TDS Pension Plan") is a defined contribution plan designed to provide retirement benefits for eligible employees of the Company and certain of its affiliates which adopt the TDS Pension Plan. Annual employer contributions based upon actuarial assumptions are made under a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of retirement age. The amounts of the annual contributions are included above in the Summary Compensation Table under "All Other Compensation."

    USM and AERL have adopted the Telephone and Data Systems, Inc. Wireless Companies' Pension Plan (the "Wireless Pension Plan"). The Wireless Pension Plan, a qualified non-contributory defined contribution pension plan, provides pension benefits for USM and AERL employees. Under the Wireless Pension Plan, pension costs are calculated separately for each participant and are funded currently. The amounts of the annual contributions for Messrs. H. Donald Nelson and Donald W. Warkentin are included above in the Summary Compensation Table under "All Other Compensation."

    The TDS Supplemental Executive Retirement Plan ("SERP") provides supplemental benefits under the TDS Pension Plan and the Wireless Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation under the Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    In 1980, TDS entered into a non-qualified supplemental benefit agreement with LeRoy T. Carlson which, as amended, requires TDS to pay a supplemental retirement benefit to Mr. Carlson, in the amount of $47,567 plus interest at a rate equal to 1/4% under the prime rate for the period from May 15, 1981 (the date of Mr. Carlson's 65th birthday) to May 31, 1992, in five annual installments beginning June 1, 2001, plus interest at 9 1/2% compounded semi-annually from June 1, 1992. The agreement was entered into because certain amendments made to the TDS Pension Plan in 1974 had the effect of reducing the amount of retirement benefits which Mr. Carlson would receive under the TDS Pension Plan. The payments to be made under the agreement, together with the retirement benefits under the TDS Pension Plan, were designed to permit Mr. Carlson to receive approximately the same retirement benefits he would have received if the TDS Pension Plan had not been amended. All of the interest accrued under this agreement is included above in the Summary Compensation Table under "All Other Compensation" and identified in footnote 6 thereto as contributions under the TDS Pension Plan.

    In 1988, USM entered into a non-qualified supplemental benefit agreement with H. Donald Nelson which requires USM to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of USM Common Shares in 1988 and, as a result, he was no longer eligible to participate in the TDS Pension Plan. Under the supplemental benefit agreement, USM is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he will receive from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified pension plan (such as the Wireless Pension Plan). USM will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

    In 1996, AERL entered into a non-qualified supplemental benefit agreement with Donald W. Warkentin which requires AERL to pay a supplemental retirement benefit to Mr. Warkentin. The agreement was entered into because Mr. Warkentin's employment with TDS was terminated as a result of the completion of the initial public offering of AERL Common Shares in 1996 and, as a result, he was no longer eligible to participate in the TDS Pension Plan. Under the supplemental benefit agreement, AERL is obligated to pay Mr. Warkentin an amount equal to the difference between the retirement benefit he will receive from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified defined benefit or money purchase pension plan (such as the Wireless Pension
Plan). AERL will pay any such benefit at the same time as Mr. Warkentin receives payments from the TDS Pension Plan. The actual benefits payable to Mr. Warkentin upon retirement will be based upon the facts that exist at the time and will be determined actuarially. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

DEFERRED COMPENSATION AGREEMENTS

    Mr. H. Donald Nelson and Mr. James Barr III are parties to Executive Deferred Compensation Agreements, pursuant to which such persons will have a specified percentage of gross compensation deferred and credited to a Deferred Compensation Account. The Deferred Compensation Account will be credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the Deferred Compensation Amount is paid to such persons. The amount of compensation deferred by such persons is included in and reported with all other non-deferred compensation in the "Summary Compensation Table." No amount is included in the Summary Compensation Table for the interest earned on such deferred compensation since such interest rate is intended to approximate a market rate.

BONUS DEFERRAL AND STOCK UNIT MATCH PROGRAM

    The 1998 Long-Term Incentive Plan (the "1998 Plan") provides the opportunity for those who are employed by TDS at the position of Vice President or above, to defer receipt of a portion of their bonuses and receive TDS matching stock unit credits. Executives may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred. Deferred compensation will be deemed invested in phantom TDS Common Shares. TDS match amounts will depend on the amount of annual bonus that is deferred into stock units. Participants receive a 25% stock unit match for amounts deferred under 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. The fair market value of the matched stock units are reported in the Summary Compensation Table under "Other Annual Compensation."

    LeRoy T. Carlson and LeRoy T. Carlson, Jr., each elected to defer 100% of their 1998 bonus under the 1998 Plan. Accordingly, each of LeRoy T. Carlson and LeRoy T. Carlson, Jr. will receive a 25% stock unit match for 50% of their 1998 bonuses and a 33% match for 50% of their bonuses under the 1998 Plan. The bonuses for 1998 have not yet been determined for Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr. and, therefore, the dollar value of the company match phantom stock units cannot be determined at this time for such persons. See the "Summary Compensation Table."

    In addition, USM has a similar plan pursuant to which H. Donald Nelson has deferred compensation and receives stock unit matches with respect to USM Common Shares, as reported in the Summary Compensation Table under "Other Annual Compensation."

SALARY CONTINUATION AND CONSULTING AGREEMENT

    The Company has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by the Company as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, the Company can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. The Company may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of the Company within the continental United States. No amounts were paid or payable under this agreement in 1998, 1997 or 1996, and no amounts related thereto are included above in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    Effective July 23, 1996, the Board of Directors adopted a Compensation Plan (the "Non-Employee Directors' Plan") for non-employee directors ("Non-Employee Directors"). A Non-Employee Director is a director of the Company who is not an employee of the Company, USM, AERL or TDS Telecom ("Affiliates"). The purpose of the Non-Employee Directors' Plan is to provide for reasonable compensation to non-employee directors in connection with their services to the Company, in order to induce qualified persons to become and serve as non-employee members of the Board of Directors.

    The Non-Employee Directors' Plan provides that, effective for the twelve month period ending at the time of the Company's 1997 annual meeting, each Non-Employee Director will receive an annual director's fee of $24,000; and each director of the Company who is not an employee of any Affiliate will continue to receive a fee of $1,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each regularly scheduled or special meeting of the Board of Directors. The Non-Employee Directors' Plan also provides that, effective as of July 23, 1996, each director of the Company who is not an employee of any Affiliate will receive a fee of $750, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each meeting of the Audit Committee, Stock Option Compensation Committee, or other committee established by resolution of the Board of Directors.

    Under the Non-Employee Directors' Plan, an amount equal to 50% of the annual director's fee will be paid immediately prior to the Company's Annual Meeting of Shareholders by the delivery of Common Shares of the Company having a fair market value as of the date of payment equal to such percentage of the annual fee. In addition, under the Non-Employee Directors' Plan, an amount equal to 33% of each committee meeting fee will be accumulated and paid immediately prior to the Company's Annual Meeting of Shareholders by the delivery of Common Shares of the Company having a fair market value as of the date of payment equal to such percentage of such fee. The Company has reserved 15,000 Common Shares of the Company for issuance pursuant to the Non-Employer Director's Plan.

    Donald C. Nebergall, a director of the Company, also received $24,000 as a bonus and $178,000 for consulting services provided to the Company and was reimbursed for out-of-pocket expenses incurred in connection with such services in 1998.

    In addition, the Company pays life insurance premiums on behalf of directors. Except for such life insurance premiums, directors who are also employees of the Company or any Affiliate do not receive any additional compensation for services rendered as directors.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., President, who serves as the Compensation Committee of the Board of Directors for all executive officers of the Company other than the President, and by the TDS Stock Option Compensation Committee of the Board of Directors, which approves all compensation for the President and approves long-term compensation to executive officers who are employees of the Company. Long-term compensation for H. Donald Nelson is approved by the stock option compensation committee of USM (as described in its report in the proxy statement of USM), and long-term compensation for Donald W. Warkentin is approved by the stock option compensation committee of AERL (as described in its report in the proxy statement of AERL).

    The Company's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policies are based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and an annual bonus. The Company evaluates the annual compensation of each executive officer on an aggregate basis by combining the base salary and bonus, and also evaluates the level of the base salary and the bonus separately. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his position, particularly with regard to the President (chief executive officer). Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, as discussed below, the President is provided with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The President uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer. The base salary of each officer is set within a range considered appropriate in the judgment of the President based on an assessment of the particular responsibilities and performance of such officer, taking into account the performance of the Company and/or its business units or divisions, other comparable companies, the industry and the economy in general during the immediately preceding year. The President makes a personal determination of the appropriate range based on the total mix of information available to him. The range considered to be relevant by the President is based on his informed judgment, using the information provided to him by the Vice President of Human Resources, as discussed below. The range is not based on any formal analysis nor is there any documentation of the range which the President considers relevant in making his compensation decisions. The salary of the executive officers is believed to be at slightly above the median of the range considered to be relevant in the judgment of the President.

    Annually, the nature and extent of each executive officer's major accomplishments and contributions for the year are determined through written information prepared by the executive and by others familiar with his performance, including the executive's direct supervisor. With regard to all executive officers other than the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the President believes the executive officer contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of the Company, the President considers the performance of the business unit or division and makes an assessment of the contribution of the executive officer thereto. No specific measures of performance are considered determinative in the compensation of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President in his executive compensation decisions. Ultimately, it is the informed judgment of the President that determines an executive's salary and bonus, this being based on the total mix of information rather than on any specific measures of performance.

    The primary focus of the Company is increasing long-term shareholder value through growth, measured primarily in such terms as revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, there is no quantifiable or direct relationship between compensation and such or any other measures of performance. Instead, such compensation decisions are made subjectively considering such performance measures, as well as all other facts and circumstances in general terms.

    Other than for the President of TDS, the President of TDS approves annual compensation for executive officers of TDS and each of its business units or divisions. The Vice President-Human Resources accumulates and prepares various materials, including relevant base pay and bonus information, for the annual compensation reviews of executive officers. These materials are reviewed by the President along with various performance evaluation information. The President will determine the bonus for 1998 and base salary for 1999 for all executives other than himself. The Company has no written or formal corporate bonus plan. The bonuses for corporate executive officers are determined by the President based on his evaluation of each executive's contribution to the Company, the achievement of individual objectives, the performance of the Company and/or its business units and divisions and all other facts and circumstances considered relevant in his judgment. The President has not yet taken action to approve the final 1998 bonuses and/or the 1999 base salaries for certain of these executives. Due to the fact that certain 1998 bonuses had not been determined as of the end of 1998, the President approved advance bonus payments for 1998 to certain executive officers, other than the President of TDS. The final amounts or partial advances approved for the named executives are listed above in the Summary Compensation Table.

    The annual compensation of the President (chief executive officer) of the Company is proposed by the President to the Stock Option Compensation Committee of the Board of Directors, and approved or adjusted by the Stock Option Compensation Committee. In addition to the factors described above for all executive officers in general, the Vice President-Human Resources prepares an analysis of compensation paid to chief executive officers of other comparable companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. This information is presented to the President who recommends a base salary and bonus wlevel for himself. The Stock Option Compensation Committee approves the final base salary and bonus of the President based on the recommendation of the President. The Stock Option Compensation Committee approved a 1997 bonus of $270,000 for the President, and increased his 1998 base salary to $570,000, representing an increase of $55,000 or 10.7% over his base salary of $515,000 in 1997. The Stock Option Compensation Committee has not yet approved the President's bonus for 1998, or the President's base salary for 1999.

    As with the other executive officers, the compensation of the President is based on all facts and circumstances and the total mix of information rather than related to any specific measures of performance. The Stock Option Compensation Committee has access to numerous performance measures and financial statistics prepared by the Company's financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Stock Option Compensation Committee is not limited in its analysis to the information presented to it by the President or available from financial personnel, and may consider other factual or subjective factors as the members of such committee deem appropriate in their compensation decisions. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Stock Option Compensation Committee in its executive compensation decisions. Ultimately, it is the informed judgment of the Stock Option Compensation Committee, based on the recommendation of the President, that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance.

    As discussed above for the other executive officers, the primary focus of the Company is increasing long-term shareholder value through growth, measured primarily in such terms as revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, as discussed above, there is no quantifiable or direct relationship between compensation and such or any other measures of performance. Instead, such compensation decisions are made subjectively considering such performance measurers, as well as all other facts and circumstances in general terms.

    The Stock Option Compensation Committee believes that the annual total base salary and bonus compensation of the President has been set at a level less than an average level for equally responsible executives at companies which it considers comparable. The members of the Stock Option Compensation Committee base this belief on their personal assessment and judgment of the President's responsibilities in comparison to the chief executive officers and chief operating officers of the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, based on the information prepared by the Vice President of Human

Resources, as discussed above. The President has a substantial beneficial interest in the Company, as described below under "Security Ownership of Management", and will benefit together with other shareholders based on the performance of the Company. The Stock Option Compensation Committee considers this an important fact in connection with its review and approval or adjustment of the salary and bonus recommended by the President for himself.

    At such time as the President approves the 1998 bonuses and 1999 salaries for executive officers, and recommends the 1998 bonus and 1999 salary for himself, he may also recommend to the Stock Option Compensation Committee long-term compensation in the form of additional stock option grants, stock appreciation rights or otherwise for executive officers and himself. The long-term compensation decisions for executive officers will be made by the Stock Option Compensation Committee in a manner similar to that described for annual base salary and bonus decisions, except that the stock options will generally vest over several years in a manner which will reflect the goal of relating the long-term compensation of the executive officers, including the President, to increases in shareholder value over the same period.

    The performance of the Company also bears upon the number of stock options which will become awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1998", certain named executive officers received an award in 1998 of Performance Options based on the achievement of certain levels of corporate and individual performance in 1997.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. For various reasons, the Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the immediate future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    This Executive Officer Compensation Report is submitted by LeRoy T. Carlson, Jr., sole member of the Compensation Committee; and by the Stock Option Compensation Committee: George W. Off (Chairman) and Letitia G. C. Carlson.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following companies: AllTel Corp., Centennial Cellular CP (Class A), Century Telephone Enterprise, Citizen Utilities (Ser. B), Frontier Corp., Rural Cellular Corp (Class A), Western Wireless Corp. (Class A) and TDS. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            TDS, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/98)

    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                    1993       1994       1995       1996       1997       1998
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
TDS.............................................................  $  100.00  $   89.26  $   77.19  $   71.52  $   92.79  $   90.52
S&P 500.........................................................  $  100.00  $  101.32  $  139.40  $  171.40  $  228.59  $  293.91
Peer Group......................................................  $  100.00  $   94.75  $  100.18  $   94.02  $  118.58  $  168.38

    Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TDS Common Shares, S&P 500, and Peer Group.

    *Cumulative total return assumes reinvestment of dividends.

    The peer group has been revised from the prior year to delete 360 Communications Co., Airtouch Communications, Inc., Aliant Communications Inc. and Vanguard Cellular Systems (Class A) due to acquisition transactions. Citizens Utilities (Ser. B), Rural Cellular Corp. (Class A) and Western Wireless Corp. (Class A) were then added to expand the peer group. For comparison to the above-reported peer group results, if the Company had not changed the peer group index from the peer group reported in its 1998 Notice of Annual Meeting and Proxy Statement, the peer group results would have been as follows:

                                                                    1993       1994       1995       1996       1997       1998
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
Former Peer Group...............................................  $  100.00  $  109.74  $  109.92  $  100.65  $  142.36  $  232.45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The sole member of the Compensation Committee is LeRoy T. Carlson, Jr., President of TDS. The primary function of the Compensation Committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. LeRoy T. Carlson, Jr. is a member of the Board of Directors of TDS, USM, AERL and TDS Telecom. LeRoy T. Carlson, Jr. is also the Chairman of USM, AERL and TDS Telecom and, as such, approves the executive officer annual compensation decisions for USM, AERL and TDS Telecom. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. However, USM and AERL reimburse TDS for a portion of such compensation pursuant to intercompany agreements between TDS and such subsidiaries. The Stock Option Compensation Committee of the Board of Directors of TDS makes annual compensation decisions for the President of TDS and makes long-term compensation decisions for all executive officers who are employees of TDS. The members of the Stock Option Compensation Committee are George W. Off (Chairman) and Letitia G. C. Carlson. The members of the Stock Option Compensation Committee are neither officers or employees of the Company or any of its subsidiaries nor directors of any of the Company's subsidiaries. Long-term compensation for executive officers who are employees of USM or AERL are approved by the stock option compensation committees of USM and AERL respectively. The stock option compensation committees of USM and AERL are composed of directors of such subsidiaries who are neither officers or employees of TDS or any of its subsidiaries nor directors of TDS.

    In addition to such compensation committee interlocks and insider participation in compensation decisions, the Company and certain related parties are involved in the following relationships and transactions.

    ISSUANCE OF TDS SHARES IN CONNECTION WITH CERTAIN ACQUISITIONS. The Company may issue TDS securities in connection with the acquisition of cellular interests on behalf of USM. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to USM, which has reimbursed TDS by issuing USM securities to TDS or by increasing the balance due to TDS under a revolving credit agreement between TDS and USM. The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1998, USM issued 45,988 USM Common Shares to TDS to reimburse TDS for 29,999 TDS Common Shares issued for such cellular interests.

    OTHER RELATIONSHIPS AND RELATED TRANSACTIONS. Walter C. D. Carlson, a director of TDS, USM and AERL, Michael G. Hron, Secretary of TDS and certain TDS subsidiaries, William S. DeCarlo, the Assistant Secretary of TDS and certain TDS subsidiaries, Stephen P. Fitzell, the Secretary of certain TDS subsidiaries, and Sherry S. Treston, the Assistant Secretary of certain TDS subsidiaries, are partners of Sidley & Austin, the principal law firm of TDS and its subsidiaries. Walter C. D. Carlson is a trustee and beneficiary of a voting trust which controls TDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    On February 28, 1999, the Company had outstanding and entitled to vote 54,391,873 Common Shares, par value $.01 per share (excluding 643,952 Common Shares held by the Company and 484,012 Common Shares held by a subsidiary of the Company); 6,949,904 Series A Common Shares, par value $.01 per share; and 241,772 Preferred Shares, par value $.01 per share. Each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes. Accordingly, the voting power of all outstanding Series A Common Shares was 69,499,040 votes, and the total voting power of all outstanding shares of all classes of capital stock was 124,132,685 votes at February 28, 1999, with respect to matters other than the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth at February 28, 1999, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of the Company, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                AMOUNT AND               PERCENT OF   PERCENT
                                                                NATURE OF                SHARES OF       OF
       NAME OF INDIVIDUAL OR                                    BENEFICIAL    PERCENT      COMMON      VOTING
     NUMBER OF PERSONS IN GROUP           TITLE OF CLASS       OWNERSHIP(1)   OF CLASS     STOCK       POWER
------------------------------------  -----------------------  ------------   --------   ----------   --------
LeRoy T. Carlson, Jr.,
Walter C. D. Carlson,
Letitia G. C. Carlson,
Donald C. Nebergall and
Melanie J. Heald(2).................  Series A Common Shares    6,351,116       91.4%       10.4%       51.2%

LeRoy T. Carlson, Jr.,
C. Theodore Herbert,
Peter L. Sereda,                      Common Shares               148,876          *           *           *
and Michael G. Hron(3)..............  Series A Common Shares        1,008          *           *           *

LeRoy T. Carlson, Jr.,
C. Theodore Herbert,
Peter L. Sereda,
and Michael G. Hron(4)..............  Common Shares                64,256          *           *           *

                                                                AMOUNT AND               PERCENT OF   PERCENT
                                                                NATURE OF                SHARES OF       OF
       NAME OF INDIVIDUAL OR                                    BENEFICIAL    PERCENT      COMMON      VOTING
     NUMBER OF PERSONS IN GROUP           TITLE OF CLASS       OWNERSHIP(1)   OF CLASS     STOCK       POWER
------------------------------------  -----------------------  ------------   --------   ----------   --------
LeRoy T. Carlson (5)(12)............  Common Shares               100,682          *           *           *
                                      Series A Common Shares       51,991          *           *           *

LeRoy T. Carlson, Jr.(6)(12)........  Common Shares               157,570          *           *           *
                                      Series A Common Shares        6,410          *           *           *

Walter C. D. Carlson(7).............  Common Shares                   719          *           *           *

Letitia G. C. Carlson(8)............  Common Shares                   773          *           *           *

Sandra L. Helton(12)................  Common Shares                15,000          *           *           *

Rudolph E. Hornacek(9)(12)..........  Common Shares                34,988          *           *           *
                                      Series A Common Shares        1,669          *           *           *

James Barr III(12)..................  Common Shares                22,040          *           *           *

Murray L. Swanson(10)(12)...........  Common Shares                   678          *           *           *
                                      Series A Common Shares        2,515          *           *           *

Donald C. Nebergall(11).............  Common Shares                 1,771          *           *           *

Herbert S. Wander...................  Common Shares                   635          *           *           *

George W. Off.......................  Common Shares                 1,440          *           *           *

Martin L. Solomon...................  Common Shares                15,289          *           *           *

Kevin A. Mundt......................            --                 --           --         --           --

H. Donald Nelson(10)................  Common Shares                10,991          *           *           *

Donald W. Warkentin(12).............  Common Shares                14,566          *           *           *

All directors, director nominees and
executive officers as a group (26     Common Shares               870,978        1.6%        1.4%          *
persons)(12)                          Series A Common Shares    6,436,897       92.6%       10.5%       51.9%

------------

*   Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate longstanding relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson, Letitia G. C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson) and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

(3) Voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Employees' Pension Trust I and the Wireless Companies' Pension Plan. Such members disclaim beneficial ownership of such shares, which are held for the benefit of plan participants.

(4) Voting and investment control with respect to Company-match shares is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 126,711 shares acquired by trust employee contributions for which voting and investment control is passed-through to plan participants.

(5) Includes 51,991 Series A Common Shares held by Mr. Carlson's wife. Mr. Carlson disclaims beneficial ownership of such shares. Does not include 224,995 Series A Common Shares held for the benefit of LeRoy T. Carlson, 630,811 Series A Common Shares held for the benefit of Mr. Carlson's wife or 51,040 Series A Common Shares held for the benefit of certain grandchildren of Mr. Carlson (an aggregate of 921,086 shares, or 13.3% of class) in the voting trust described in footnote (2). Beneficial ownership is disclaimed as to Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

(6) Does not include 1,071,956 Series A Common Shares (15.4% of class) held in the voting trust described in footnote (2), of which 1,036,751 shares are held for the benefit of LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 35,205 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(7) Does not include 1,097,775 Series A Common Shares (15.8% of class) held in the voting trust described in footnote (2), of which 1,064,694 shares are held for the benefit of Walter C. D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 33,081 Series A Common Shares held for the benefit of his wife and children in such voting trust.

(8) Does not include 1,074,120 Series A Common Shares (15.5% of class) held in the voting trust described in footnote (2), of which 1,061,763 shares are held for the benefit of Letitia G. C. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 12,357 Series A Common Shares held for the benefit of her husband and child in such voting trust.

(9) Does not include Series A Common Shares held as custodian for his children, for which beneficial ownership is disclaimed.

(10) Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(11) Does not include 645,422 Series A Common Shares (9.3% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret
    D. Carlson and an educational institution, or 57 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (2).

(12) Includes the following number of Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within 60 days: Mr. LeRoy T. Carlson, 94,208 shares; Mr. LeRoy T. Carlson, Jr., 130,717 shares; Ms. Helton, 12,000 shares (plus 3,000 shares of restricted stock subject to future vesting); Mr. Barr, 18,000 shares; Mr. Hornacek, 26,528 shares; Mr. Warkentin, 14,026 shares; all other executive officers, 228,022 shares; and all directors and officers as a group, 526,501 shares.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 1999, or the latest practicable date, information regarding each person who is known to the Company to beneficially own more than 5% of any class of voting securities of TDS, based on publicly available information and the Company's stock records as of such date. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

                                                                                         PERCENT OF   PERCENT
                                                                                         SHARES OF       OF
                                                                SHARES OF     PERCENT      COMMON      VOTING
   SHAREHOLDER'S NAME AND ADDRESS         TITLE OF CLASS       CLASS OWNED    OF CLASS     STOCK       POWER
------------------------------------  -----------------------  ------------   --------   ----------   --------
Franklin Mutual Advisers, Inc.(1)
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078.......  Common Shares             7,400,475       13.6%       12.1%        6.0%

Gabelli Funds, Inc.(2)
One Corporate Center
Rye, New York 10580.................  Common Shares             6,870,655       12.6%       11.2%        5.5%

The Equitable Companies Inc.(3)
787 Seventh Avenue
New York, New York 10019............  Common Shares             5,085,257        9.3%        8.3%        4.1%

Van and Janet McDaniel
Salkum, Washington 98582............  Preferred Shares             62,500       25.9%        N/A           *

William and Betty McDaniel
Salkum, Washington 98582............  Preferred Shares             46,666       19.3%        N/A           *

Bennet R. Miller
Lafayette, Indiana 47905............  Preferred Shares             30,000       12.4%        N/A           *

------------

*   Less than 1%

(1) Based on the most recent Schedule 13G filed with the SEC (Amendment No. 1). Such Schedule 13G reports that Franklin Mutual Advisers, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13G is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisers, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(2) Based upon a Schedule 13D (Amendment No. 7) filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, Inc.-- 2,354,600 shares; ALCE Partners, L.P.--1,000 shares; GAMCO Investors, Inc.--4,455,355 shares; Gabelli International Limited--22,000 shares; Gabelli Multimedia Partners, L.P.--1,200 shares; Gemini Capital Management Ltd.--20,000 shares; Gabelli International II Limited-- 12,000 shares; MJG Associates, Inc.--2,000; and Mario J. Gabelli--2,500 shares. In such Schedule 13D filing, such group has reported sole voting power with respect to 6,870,655 shares and sole dispositive power with respect to 6,870,655 shares.

(3) Based on the most recent Schedule 13G (Amendment No. 13) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States-2,930,000 shares; Alliance Capital Management, L.P.-2,125,176 shares; Wood,

    Struthers & Winthrop Management Corp.-27,700 shares; and Donaldson Lufkin & Jenrette Securities Corporation-2,381 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 3,931,250 shares, shared voting power with respect to 1,096,000 shares, sole dispositive power with respect to 5,082,876 shares and shared dispositive power with respect to 2,381 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1998 were complied with on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation-Compensation Committee Interlocks and Insider Participation."

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 15, 1999.

    Proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not earlier than December 15, 1999 and not later than January 14, 2000 for consideration at the 2000 Annual Meeting of Shareholders, except if the date of the 2000 Annual Meeting of Shareholders is changed by more than thirty calendar days from the date of the 1999 Annual Meeting of Shareholders, shareholder proposals must be received by the Company not later than the close of business on the tenth day following the date of public notice of the date of the 2000 Annual Meeting of Shareholders.

                            SOLICITATION OF PROXIES

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by mail, advertisement, telephone, telegraph, in person or other methods. None of such persons will receive additional compensation for such solicitations. The Company has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $7,500 plus reimbursement of out-of-pocket expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                             FINANCIAL INFORMATION

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO ANY SUCH DOCUMENTS UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602, TELEPHONE (312) 630-1900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                      By order of the Board of Directors

                                      [SIGNATURE]

                                      Michael G. Hron
                                      SECRETARY

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

                                                                       EXHIBIT A

                        TELEPHONE AND DATA SYSTEMS, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

    Telephone and Data Systems, Inc. hereby establishes the Telephone and Data Systems, Inc. 1999 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by Employees of the Company and certain other participating Employers. The Plan is intended to provide a further incentive for such Employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

    (a) "AFFILIATE" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with the Company, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with the Company or such a trade or business, or any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code.

    (b) "BENEFITS REPRESENTATIVE" means the Benefits Department of the Company located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

    (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

    (d) "COMMON SHARES" means shares of common stock of the Company, par value $0.01 per share.

    (e) "COMPANY" means Telephone and Data Systems, Inc., a Delaware corporation, and any successor thereto.

    (f) "COMPENSATION" means an employee's "Compensation" as defined in Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

    (g) "CONTROLLED GROUP" means the Company and its Subsidiaries.

    (h) "EFFECTIVE DATE" means July 1, 1999.

    (i) "ELIGIBLE EMPLOYEE" means any Employee, but excluding any individual who is a leased employee of an Employer (within the meaning of section 414(n) of the Code).

    (j) "EMPLOYEE" means an individual whose relationship with an Employer is, under common law, that of an employee.

    (k) "EMPLOYEE STOCK PURCHASE ACCOUNT" means the account established pursuant to Section 6(d) of the Plan to hold a Participant's payroll deduction contributions.

    (l) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the Effective Date, with the prior approval of the Company, and each corporation that is or subsequently becomes a member of the Controlled Group and adopts the Plan as of any later date, with the prior approval of the Committee.

    (m) "ENTRY DATE" means the Effective Date and the first day of each subsequent calendar month.

    (n) "FAIR MARKET VALUE" means the closing price of a Common Share on the American Stock Exchange for the date of determination, or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day.

    (o) "NOMINEE" means the custodian designated by the Company for the Stock Accounts established hereunder.

    (p) "OFFERING PERIOD" means (i) the 18-month period commencing on the Effective Date and ending on December 31, 2000 and (ii) the 24-month period commencing on January 1, 2001 and ending on December 31, 2002; provided that the date on which the Plan is terminated shall be treated as the last day of an Offering Period, as described in Section 13.

    (q) "PARTICIPANT" means any Eligible Employee of an Employer who meets the eligibility requirements of Section 5(a), and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he or she terminates employment with his or her Employer, for whatever reason; provided, however, that the transfer of employment from an Employer (or any other Affiliate) to an Affiliate shall not be considered a termination of employment hereunder.

    (r) "PLAN" means the Telephone and Data Systems, Inc. 1999 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

    (s) "PURCHASE DATE" means the last day of each calendar quarter in an Offering Period.

    (t) "PURCHASE PERIOD" means a quarterly period ending on a Purchase Date.

    (u) "PURCHASE PRICE" means, with respect to a Purchase Date, 85 percent of the Fair Market Value of a Common Share determined as of such date; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

    (v) "SUBSIDIARY" means, with respect to an entity, a corporation (other than the entity) in an unbroken chain of corporations beginning with the entity if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (w) "TERMINATION DATE" means the earliest of (i) December 31, 2002, (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

    This Plan shall be administered by the 1999 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 5 hereunder. The Committee shall be comprised of LeRoy
T. Carlson, Jr., Herbert S. Wander and Donald C. Nebergall. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. GRANT OF OPTION.

    (a) For each Offering Period, each Eligible Employee shall be granted an option as of the later of (i) the first day of the Offering Period and (ii) the first Entry Date after the Eligible Employee has completed the eligibility service requirement for participation herein described in Section 5(a) hereof (such date referred to herein as the "grant date"), to purchase a number of Common Shares equal to (x) $25,000, multiplied by (y) the number of full and partial calendar years remaining in the Offering Period, divided by (z) the Fair Market Value of a Common Share on the grant date.

    (b) Notwithstanding the foregoing, no Eligible Employee shall be granted any option for an Offering Period if, immediately after the grant of such option, the Eligible Employee would own shares (including shares which may be purchased under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership.

SECTION 5. ELIGIBILITY AND PARTICIPATION.

    (a) Any Eligible Employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such Eligible Employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the Eligible Employee's Employer adopts the Plan. For purposes of this subsection, an Eligible Employee shall have satisfied the eligibility service requirement if he or she has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, Employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) As of the first Entry Date as of which an Eligible Employee is eligible to participate in the Plan as described in subsection (a) of this Section, or as of any date thereafter, an Eligible Employee may elect to become a Participant in the Plan by making an election to enroll herein, in the time and manner prescribed by the Committee. Such Eligible Employee's election shall specify his or her chosen rate of payroll deduction contributions described in Section 6, and shall authorize the Eligible Employee's Employer to withhold a portion of his or her Compensation in the amount of any such payroll deduction contributions. The Eligible Employee's election shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

    (c) If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred Participant may continue to make payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee. If a Participant is transferred from an Employer to an Affiliate that is not a participating Employer, such transfer shall not terminate the Participant's participation in the Plan. However, such Participant's payroll deduction contributions shall be suspended during such period of employment with the Affiliate. If such Participant subsequently is transferred from such Affiliate to a participating Employer, such Participant can resume making payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall not be required again to satisfy the eligibility service requirement described in subsection (a) of this Section, but rather shall be eligible to recommence participation as of the first Entry Date after his or her date of reemployment (or as soon as administratively practicable thereafter).

    (e) Notwithstanding anything herein to the contrary, no member of the Committee shall be eligible to participate in the Plan.

SECTION 6. PARTICIPANT CONTRIBUTIONS.

    (a) Upon enrollment in the Plan a Participant shall elect, in the manner described in Section 5(b), a rate of payroll deduction contributions in an amount equal to a whole percentage not less than 1% and not more than 15% of such Participant's Compensation for each payroll period, beginning as soon as administratively practicable after the Entry Date as of which such Participant commences participation in the Plan.

    (b) A Participant shall have the right from time to time to increase or decrease his or her designated rate of payroll deductions under the Plan by making an election authorizing such increase or decrease, in the time and manner prescribed by the Committee. Such election shall specify a percentage rate of payroll deduction contributions not less than 0% and not more than 15%. A Participant also may elect to withdraw from the Plan for an Offering Period, as described in Section 8. A decrease of a payroll deduction election hereunder to 0% shall not be treated as a withdrawal from the Plan for this purpose. A Participant's election to change his or her rate of payroll deductions hereunder shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

    (c) A Participant's designated rate of payroll deductions as in effect on the last day of an Offering Period shall continue in effect during the subsequent Offering Period unless and until the Participant files a change in the rate of payroll deductions as described in subsection (b) of this Section, or elects to withdraw from participation for the Offering Period as described in
Section 8.

    (d) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to which shall be credited his or her payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company applies the amounts credited thereto to purchase Common Shares under the Plan on behalf of Participants.

SECTION 7. PURCHASE OF COMMON SHARES.

    (a) Subject to a Participant's right of withdrawal from the Plan for an Offering Period as described in Section 8 hereof, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase Common Shares by dividing the balance of such account as of such date by the Purchase Price of a Common Share as of such date. A Participant's purchase of Common Shares shall be rounded to the nearest one-ten thousandth of a share (or such other fractional interest prescribed by the Committee). The Participant's Employee Stock Purchase Account shall be debited by the amounts applied to purchase such Common Shares, and the Participant's Stock Account shall be credited with such Common Shares.

    (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual withdraws from the Plan for the remainder of the Offering Period as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant may resume active participation in the Plan in the time and manner described in Section 5(c).

    (c) Upon termination of employment because of the Participant's retirement, the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares for the Participant as of the Purchase Date next occurring after the date of the Participant's termination of employment, unless the Participant elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the earlier of the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the date of the Participant's termination of employment.

    (d) Upon termination of employment because of the Participant's death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the Participant's estate as of the Purchase Date next occurring after the Participant's death, unless the executor or administrator of the Participant's estate elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death.

    (e) Upon termination of employment for any reason other than transfer to an Affiliate as described in subsection (b) of this Section, retirement as described in subsection (c) of this Section, or death as described in subsection
(d) of this Section, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter.

    (f) Notwithstanding any provision of this Plan to the contrary, a Participant's right to purchase Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Common Shares under this Plan and under all other employee stock purchase plans maintained by members of the Controlled Group shall not accrue at a rate in excess of $25,000 of the Fair Market Value of Common Shares (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Code and regulations promulgated thereunder. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in accordance with the foregoing limitation shall remain credited to such account and shall be available for purchase of Common Shares as of the next Purchase Date; PROVIDED, HOWEVER, that if a balance remains in a Participant's Employee Stock Purchase Account as of the last Purchase Date in an Offering Period as a result of the application of the foregoing limitation, such balance shall be refunded to the Participant as soon as administratively practicable thereafter.

    (g) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 210,000 Common Shares, subject to adjustment as provided in

Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be determined by multiplying the number of shares which the Participant elected to purchase on such Purchase Date by the following fraction (or by applying such other equitable adjustment on a uniform basis as may be determined by the Committee):

         Total number of shares available for purchase on Purchase Date
  ----------------------------------------------------------------------------
 Total number of shares elected to be purchased by all Participants on Purchase
                                      Date

Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares on a Purchase Date as a result of the foregoing adjustment shall be refunded to the Participant as soon as administratively practicable thereafter.

SECTION 8. PARTICIPANT'S RIGHT TO WITHDRAW FOR AN OFFERING PERIOD.

    At any time during an Offering Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to the last Purchase Date in the Offering Period, a Participant may elect to withdraw from participation in the Plan for such Offering Period. A withdrawal election shall be made in the time and manner prescribed by the Committee. Upon a Participant's election to withdraw from the Plan for an Offering Period pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan for the remainder of such Offering Period shall be terminated. The Participant shall be eligible to recommence participation in the Plan as of the next Offering Period.

SECTION 9. SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such hardship withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such hardship withdrawal, except to the extent the Participant withdraws from the Plan for the remainder of the Offering Period as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such twelve-month period, the Participant may resume active participation in the Plan by electing to resume making payroll deductions hereunder, in the time and manner prescribed by the Committee, unless the Participant has withdrawn from participation in the Plan as described in Section 8 for the Offering Period which contains the date of expiration of such twelve-month period.

SECTION 10. STOCK ACCOUNT; ISSUANCE OF CERTIFICATES.

    (a) A Stock Account shall be established on behalf of each Participant for whom shares are purchased under this Plan (or, if so designated by the Participant, on behalf of such Participant and one other person as such Participant may designate as joint tenants with right of survivorship).

    (b) As of each Purchase Date, the Common Shares purchased on a Participant's behalf (including the right to fractional shares) shall be credited to the Participant's Stock Account and shall be registered in the name of the Nominee. All rights accruing to an owner of record of such Common Shares, including dividend, voting and tendering rights, shall belong to the Participant for whom such Stock Account is established (including any joint tenant or, in the case of a deceased Participant, the Participant's estate).

    (c) The Nominee shall establish procedures pursuant to which a Participant (including any joint tenant or, in the case of a deceased Participant, the executor or administrator of the Participant's estate) can elect that the shares credited to the Participant's Stock Account shall be registered in the name of such Participant, or in the names of such Participant and one other person as the Participant may designate as joint tenants with right of survivorship, as the case may be. Such a joint tenancy designation shall not apply to shares registered by the Participant's estate after the Participant's death. As soon as practicable after such election, certificates representing such shares shall be issued to the Participant (including any joint tenant or, in the case of a deceased Participant, to the Participant's estate). The Nominee shall also establish procedures pursuant to which a Participant (or the executor or administrator of the Participant's estate) can receive a cash payment in lieu of any fractional shares credited to his or her Stock Account.

SECTION 11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects any class of Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on Common Shares in shares of the Company,
(ii) a subdivision of outstanding Common Shares by a stock split or otherwise,
(iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of Common Shares (other than by merger or consolidation), then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Purchase Price of Common Shares, the number of Common Shares offered for purchase hereunder, or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he or she was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan and receive in lieu of such shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to the Participant under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 12. AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect; PROVIDED, HOWEVER, that any amendment that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that otherwise requires stockholder approval under applicable law, shall not be effective unless stockholder approval is obtained in the time and manner prescribed by law.

SECTION 13. TERMINATION OF THE PLAN.

    While it is intended that the Plan remain in effect until the Termination Date, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 7 as if such termination date were a Purchase Date under the Plan and were the last day of an Offering Period. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to withdraw from participation in the Plan. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his or her Employee Stock Purchase Account, if any, that has not been applied to purchase Common Shares as a result of the Participant's election to withdraw from the Plan or as a result of the application of any limitation hereunder.

    Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all Common Shares available for purchase under the Plan shall have been purchased by Participants under the Plan.

SECTION 14. MISCELLANEOUS.

    (a) The Plan is subject to the approval of a majority of the votes cast on the matter by the stockholders of the Company within twelve months before or after its adoption by the Board.

    (b) The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

    (c) No Participant shall have rights or privileges of a stockholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

    (d) The Company is not obligated to repurchase any Common Shares acquired under the Plan.

    (e) The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

    (f) This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance therewith.

    (g) Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

PROXY                                                                      PROXY

               PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                             OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATE SYSTEMS, INC.
                           TO BE HELD ON MAY 14, 1999

      The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 14, 1999, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF A NOMINEE IS UNABLE TO SERVE OR WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL
HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN
WITHHELD).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                             -FOLD AND DETACH HERE-

                Whether or not you are able to attend the Annual
            Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.


                            [Common Stock - Black Ink]

                        TELEPHONE AND DATA SYSTEMS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                                               FOR        WITHHOLD

1.      Election of Class III Director         /  /         /  /
        (Nominee: H. Wander)


                                               FOR         AGAINST     ABSTAIN

2.      1999 Employee Stock Purchase Plan      /  /         /  /        /  /


                                               FOR         AGAINST     ABSTAIN

3.      Ratify Accountants for 1999           /  /         /  /        /  /


4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.


                                      Dated:                    , 1999
                                            --------------------

                                      Please Sign Here:
                                                       -------------------------

                                                       -------------------------


                                      Note: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.


                            - FOLD AND DETACH HERE -


               Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.


                            [Common Stock - Black Ink]

PROXY                                                                     PROXY

            PROXY FOR SERIES A COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 14, 1999


       The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 14, 1999, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                            "FOR" PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF A NOMINEE IS UNABLE TO SERVE OR WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL
HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD).


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                              FOLD AND DETACH HERE

       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.




                       [Series A Common Stock - Green Ink]

                        TELEPHONE AND DATA SYSTEMS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.//

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                            "FOR" PROPOSALS 2 AND 3.


                                             FOR   WITHHOLD   FOR ALL
                                             ALL     ALL       EXCEPT

1a.    Election of Class I Directors          //      //         //
       (Nominees: J. Barr III and S. Helton)
                                                                           ---------------------------------
                                                                           (Except nominee(s) written above)

                                             FOR   WITHHOLD   FOR ALL
                                             ALL     ALL       EXCEPT

1b.    Election of Class III Directors        //      //         //
       (Nominees: LeRoy Carlson, Sr.,
       Walter Carlson and Letitia Carlson)
                                                                           ---------------------------------
                                                                           (Except nominee(s) written above)


                                             FOR   AGAINST    ABSTAIN

2.     1999 Employee Stock Purchase Plan      //      //         //


                                             FOR   AGAINST    ABSTAIN

3.     Ratify Accountants for 1999            //      //         //


4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.


                            Dated:                                       , 1999
                                   -------------------------------------
                            Please Sign Here
                                             ----------------------------------

                                             ----------------------------------

                            NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

                              FOLD AND DETACH HERE

       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.



                       [Series A Common Stock - Green Ink]

PROXY                                                                     PROXY


           PROXY FOR PREFERRED SHARES ISSUED PRIOR TO OCTOBER 31, 1981
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 14, 1999

       The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 14, 1999, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND
                            "FOR" PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF THE NOMINEE IS UNABLE TO SERVE OR WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR THE NOMINEE HAS BEEN WITHHELD).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              FOLD AND DETACH HERE



       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.





                       [PREFERRED PRIOR TO 10/31 - RED INK]

                        TELEPHONE AND DATA SYSTEMS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.//


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND
                            "FOR" PROPOSALS 2 AND 3.



                                             FOR   WITHHOLD

1.     Election of Class III Director        //      //
       (Nominee: H. Wander)


                                             FOR   AGAINST   ABSTAIN

2.     1999 Employee Stock Purchase Plan     //      //        //



                                             FOR   AGAINST   ABSTAIN

3.     Ratify Accountants for 1999           //      //        //


4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.



                            Dated:                                       , 1999
                                  --------------------------------------

                            Please Sign Here
                                             ----------------------------------

                                             ----------------------------------


                            NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.


                              FOLD AND DETACH HERE


       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.





                       [PREFERRED PRIOR TO 10/31 - RED INK]

PROXY                                                                     PROXY


            PROXY FOR PREFERRED SHARES ISSUED AFTER OCTOBER 31, 1981
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                           TO BE HELD ON MAY 14, 1999

       The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 14, 1999, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN
                      PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                              FOLD AND DETACH HERE



       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.






                      [Preferred After 10/31 - Blue Ink]

                        TELEPHONE AND DATA SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                            "FOR" PROPOSALS 2 AND 3.



                                             FOR   WITHHOLD   FOR ALL
                                             ALL     ALL      EXCEPT

1a.  Election of Class I Directors           //       //        //
     (Nominees: J. Barr III and S. Helton)                                 ---------------------------------
                                                                           (Except nominee(s) written above)

                                             FOR   WITHHOLD   FOR ALL
                                             ALL     ALL      EXCEPT

1b.  Election of Class II Directors          //       //        //
     (Nominees: LeRoy Carlson, Sr.,
     Walter Carlson and Letitia Carlson)                                   ---------------------------------
                                                                           (Except nominee(s) written above)

                                             FOR   AGAINST    ABSTAIN
2.   1999 Employee Stock Purchase Plan       //      //         //


                                             FOR   AGAINST    ABSTAIN
3.   Ratify Accountants for 1999             //      //         //



4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.


                         Dated:                                     , 1999
                               -------------------------------------

                         Please Sign Here:
                                          --------------------------------

                                          --------------------------------

                         NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.



                              FOLD AND DETACH HERE


       Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.